                                                                   EXHIBIT 10.17


                       SEPARATION AGREEMENT AND RELEASE
                       --------------------------------


          THIS SEPARATION AGREEMENT AND RELEASE ("RELEASE") of all claims is made by and between UniDirect Corporation (hereinafter "Company") and Berni Jubb, an individual residing in California (hereinafter "Jubb").


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Jubb has been President, Chief Executive Officer, and a director of Company; and

          WHEREAS, Company wishes to engage a new President and Chief Executive Officer but wishes Jubb to continue serving on its board of directors; and

          WHEREAS, the parties agree that Jubb shall resign as President, Chief Executive Officer, and as an employee as of September 30, 1997; and

          WHEREAS, the parties wish to sever their relationship in a way which will preserve the good will which exists between them and to settle all disputes and avoid litigation;

          NOW, THEREFORE, for and in consideration of the foregoing premises, which are incorporated by reference into this RELEASE, and of the mutual promises set forth below, the parties agree as follows.

                                  ARTICLE ONE
                                  -----------

                              PROMISES BY COMPANY
                              -------------------

          1. Consulting Fee. Company shall pay to Jubb a consulting fee
             --------------
equivalent to Jubb's current base salary, payable periodically at the same time that Company regularly pays its employees, less withholdings required by law, each month from October 1, 1997 through and including September 30, 1998.

          2. Car Allowance. Company shall pay to Jubb his $2,000 car allowance
             -------------
each month from October 1, 1997 through and including September 30, 1998.

          3. Bonuses. Company shall pay to Jubb a quarterly bonus of $15,000
             -------
(less required withholding) for the third and fourth quarters of 1997 and for the first quarter of 1998, at the same time that it pays bonuses to its employees.

          4. Purchase of Jubb's Company Shares.
             ---------------------------------

             a. Terms of Purchase if Jubb's Shares Are Acquired by September 30,
                ----------------------------------------------------------------
1998.
- ----

                (1) Purchase by Investor. Company shall use commercially
                    --------------------
reasonable efforts to locate an investor who will purchase at least $1 million worth of Jubb's Company shares on or before September 30, 1998, at the following price:

                    (a) the same per share price paid by

                                      2.

that investor for all other Company shares which he or it then acquires in an arm's length transaction, or (if no other shareholder accepts that investor's share purchase offer),

                    (b) at any price which Jubb elects to accept, or (if Jubb and the investor fail to agree on a price),

                    (c) at a per share price established by use of the appraisal procedure described in Paragraph 4.d below, in which event all references to "Company" in Paragraph 4.d shall be deemed to be replaced by the word "investor."

                (2) Purchase by Company. Alternatively, the Company itself may
                    -------------------
purchase at least $1 million worth of Jubb's shares. In that event, Company shall pay Jubb the per share price established by Paragraph 4.d below.

             b. Terms of Purchase If Jubb's Shares Are Acquired Between October
                ---------------------------------------------------------------
1, 1998 and September 30, 1999. If no one has purchased at least $1 million
- ------------------------------
worth of Jubb's shares by September 30, 1998, then Company shall continue to pay Jubb the consulting fee described in Paragraph 1 above, at the times there specified, until the earlier of (1) September 30, 1999 or (2) the date on which any person has purchased at least $1 million worth of Jubb's shares. If that share purchase occurs by September 30, 1999, then Jubb shall reimburse Company the total net (after tax) consulting payments which he has received from Company between October 1, 1998 and the date on which he receives full payment for his purchased shares.

                                      3.

             c. Terms of Purchase If Jubb's Shares Are Acquired After September
                ---------------------------------------------------------------
30, 1999
- --------
                (1) Purchase by Company. If no one has purchased at least $1
                    -------------------
million worth of Jubb's shares by September 30, 1999, then Company shall do so as soon as practicable thereafter, pursuant to the valuation methods described in Paragraph 4.d below, unless Company is prevented from making that purchase by law (including but not limited to California Corporations Code Sections 500 et seq.), loan requirements, board fiduciary responsibilities, or financial covenants of Company.

               (2) Payments to Jubb If Company Does Not Purchase His Shares.
                   --------------------------------------------------------
Should Company be prevented from purchasing Jubb's shares for any of the reasons stated in the preceding subsection, then Company shall continue to pay Jubb 50 percent of the consulting fee payments described in Paragraph 1 above, at the times there specified, until the earlier of (a) September 30, 2002 or (b) the purchase by any person of at least $1 million worth of Jubb's shares. If that share purchase occurs before September 30, 2002, then Jubb shall reimburse Company the total net (after tax) consulting payments which he has received from Company between October 1, 1998 and the date on which he receives full payment for his purchased shares.

                                      4.

             d. Valuation of Jubb's Shares In Event of Purchase by Company.
                ----------------------------------------------------------

                (1) Purchase Price Established by Market Price for Shares. If
                    -----------------------------------------------------
Company acquires Jubb's shares, it shall purchase them at the per share price last paid by any outside investor in a bona fide arm's length purchase within the 90 day period preceding the Company's purchase of Jubb's shares. If no outside investor has purchased Company shares within the 90 days preceding Company's purchase of Jubb's shares, then Company shall pay Jubb the per share price fixed by the appraisal method described in subsection 4.d(2) below.

                (2) Purchase Price Established by Appraisal. Alternatively,
                    ---------------------------------------
Company and Jubb shall each engage one independent appraiser. Both appraisers will value Company's shares based on its net fair market value as a going concern. If the two appraisers' valuations are within ten percent of each other, Company shall pay Jubb the average of the two valuations to purchase his shares. If the two appraisers' valuations differ by more than ten percent, then they shall engage a third appraiser, whose valuation of Company's shares shall be final and conclusive on the parties. Each party shall be solely responsible to pay the fees and costs of the appraiser which he or it engages; each party shall pay half of the fees and costs of the third appraiser.

                                      5.

     5.   COBRA Payments. If Jubb provides Company with a completed COBRA
          --------------
election form on or before October 30, 1997, Company shall pay Jubb's COBRA premiums from October 1, 1997 (the day after his employee benefits coverage will otherwise expire) through the earlier of (a) March 30, 1999, or (b) the date on which Jubb becomes eligible for employee health insurance coverage from another employer.

     6.   Outplacement Assistance. Company shall reimburse Jubb for the
          -----------------------
reasonable expense of outplacement assistance, in an amount not to exceed $25,000, if Company receives written verification from a bona fide outplacement services provider that Jubb incurred the obligation to pay those expenses prior to June 1, 1998. If Jubb does not engage an outplacement firm, Company shall reimburse Jubb up to $10,000 for the reasonable, verified expenses which he incurs in searching for other jobs and which are submitted to Company for reimbursement before June 1, 1998.

     7.   Forgiveness of Relocation Loan. Company hereby forgives and cancels
          ------------------------------
Jubb's relocation loan of $21,000.

     8.   Release by Company. In consideration of Jubb's warranties, covenants
          ------------------
and promises contained in this RELEASE, and for other good and sufficient consideration, receipt of which is hereby acknowledged, Company fully and forever releases and

                                      6.

discharges Jubb from, and covenants not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings against Jubb with respect to, any matter arising out of or relating to his employment with Company, whether or not now known or ascertained, which have arisen at any time up through the date on which Jubb executes this RELEASE.

     Notwithstanding the foregoing paragraph, however, Company does not hereby release any claim against Jubb which is (a) based upon or attributable to Jubb gaining in fact any personal profit or advantage to which he was not legally entitled, or (b) brought about or contributed to by Jubb's dishonesty or intentional wrongdoing.

     9.   Confidentiality. Company agrees that its directors and officers
          ---------------
(including both appointed and elected officers) will not, without compulsion of legal process, disclose to others the fact or terms of this RELEASE (except that it may disclose its terms, including but not limited to the terms of Jubb's covenants in this agreement, as it deems reasonably necessary to enforce those covenants), except that Company may disclose them to its attorneys, accountants or other professional advisors to whom the disclosure is necessary to effect the purposes for which it has consulted such professional advisors, and it may disclose them to its prospective and existing investors, lenders, auditors, and to any person with whom Company

                                      7.

is negotiating with regard to a merger or an acquisition of Company, so long as such person agrees in advance to treat the terms of this RELEASE as confidential.


                                  ARTICLE TWO
                                  -----------

                               COVENANTS BY JUBB
                               -----------------

          1.   Resignation and Transition Support.
               ----------------------------------

               a.   Resignation from Employment. Jubb hereby resigns as
                    ---------------------------
President and Chief Executive Officer of Company, effective September 30, 1997, and agrees to execute the resignation notice attached as Exhibit "A" at the same time he executes this RELEASE.

               b.   Continued Service on Board. Jubb shall remain on Company's
                    --------------------------
board of directors for the remainder of his current term, and may stand for re-election for future terms to the extent permitted by Company's articles and bylaws. Jubb shall promptly resign from the board as soon as his ownership falls below five percent of Company's outstanding common stock.

               c.   Transition Support. Jubb further covenants and agrees to
                    ------------------
support the Company in its search for and retention of a new President and Chief Executive Officer, and to provide all assistance and support reasonably requested of him by Company in effecting an orderly and positive transition to a new President.

                                      8.

     2.   Agreement to Sell Company Shares. Jubb hereby agrees to sell at least
          --------------------------------
$1 million worth of his Company shares to any outside investor, to Company, or to any person or entity to whom Company assigns its rights to purchase Jubb's shares, on the terms and at the times specified in Article One, Paragraph 4.

     3.   Acknowledgment of Payment. Jubb acknowledges and agrees that he has
          -------------------------
received all compensation and benefits due to him through September 30, 1997, and that he is not eligible or entitled to receive any future payments, employee benefits, or other consideration from Company except as expressly provided in this RELEASE. Jubb hereby further represents that he knows of no basis for any worker's compensation claim which he might assert against Company.

     4.   Consulting Services. In consideration for the payments and benefits
          -------------------
provided by Company to Jubb in this RELEASE, Jubb shall provide consulting services to Company, upon its request and reasonable advance notice, for the longer of (a) the full interval during which Jubb continues to receive payments of the consulting fees specified in Article One, Paragraphs 1, 4.b, and 4.c(2), and (b) three years following the date on which Jubb receives full payment for at least $1 million worth of his Company shares. Company shall reimburse Jubb's reasonable and verified expenses incurred in performing those services, pursuant

                                      9.

to then-existing Company expense reimbursement policies for its employees. Jubb shall provide up to ten hours per week of consulting services to Company for so long as this consulting covenant remains effective.

     5.   General Release by Jubb. In consideration of the payments and other
          -----------------------
promises made by Company in this RELEASE, Jubb, for himself, his heirs, executors, administrators, assigns, successors and spouses, fully and forever releases and discharges Company, its officers, directors, agents and employees, individually and in their corporate capacity (collectively, "releasees") from, and covenants not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings against releasees with respect to, any matter arising at any time up through the date of his execution of this RELEASE, including any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of every nature, kind and description, in law, equity, or otherwise (hereafter collectively referred to as "Claims"), whether or not now known or ascertained, which heretofore do or may exist.

          Jubb understands and agrees that in further consideration of the foregoing he is waiving any rights he may have had, now has, or in the future may have to pursue any and all remedies available to him under any employment-related causes of action, including without limitation, claims of wrongful

                                      10.

discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, California Labor Code Section 1197.5, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, the Americans with Disabilities Act of 1990, claims for unpaid wages under California Labor Code section 201, claims for penalties for failure to pay wages under California Labor Code section 203, and any other laws and regulations relating to employment discrimination.

     6.   No Admission of Liability. In addition, and in further consideration
          -------------------------
of the foregoing, Jubb hereby agrees that nothing contained in this RELEASE shall constitute or be treated as an admission of liability or wrongdoing by Company.

     7.   Confidentiality. Jubb agrees that he will not, without compulsion of
          ---------------
legal process, disclose to others the fact or terms of this settlement, the amounts referred to in this RELEASE, or the fact of the payment of said amounts, except that he may disclose them to his attorneys, accountants or other professional advisors to whom the disclosure is necessary to effect the purposes for which he has consulted such professional

                                      11.

advisors, and he may also disclose them to his immediate family and fiancee, so long as he first obtains their promises to hold the terms of this RELEASE in confidence.

     8.   No Solicitation of Employees. Jubb further hereby agrees that for one
          ----------------------------
year following the effective date of this RELEASE, he will not directly or indirectly solicit the services of any Company employee, or otherwise induce or attempt to induce current Company employees to sever their employment relationship with Company. If, however, Jubb acquires any Company line of business through an agreement executed by Company which authorizes him to hire Company employees who work in that line of business, Jubb's hiring of those persons shall not be deemed to breach this non-solicitation covenant.



     9.   Competitive Activities.
          ----------------------

          a.   Customer Solicitation. Jubb further hereby agrees that, for so
               ---------------------
long as his consulting covenant remains in effect, he will not directly or indirectly call on, solicit or take away customers of Company, or otherwise induce or attempt to induce those customers to sever their existing business relationship with Company, either for himself or for any other person, firm or corporation.

          b.   Competition with Company. Jubb further hereby agrees that, for so
               ------------------------
long as his consulting covenant

                                      12.

remains effective, he shall not directly or indirectly engage in, or have any interest in, any person, firm, corporation, or business (whether as an employee, officer, director, agent, security holder, partner, creditor, consultant or otherwise) that engages in any business which is the same as or substantially similar to the business then engaged in by Company, in any county in which Company is then doing business; provided, however, that nothing herein shall prohibit Jubb from owning less than five percent of the capital stock of a corporation whose common stock is publicly traded on a national securities exchange or through NASDAQ.

          c.   Permitted Activities. Notwithstanding the provisions of
               --------------------
Paragraphs 9.a and 9.b above, Jubb may engage in customer solicitation and/or competitive activities which would be prohibited by those provisions if he has
                                                                     --
first received the prior written consent of Company's chairman of the board to those activities, which consent may be withheld for any reason, in Company's sole discretion. Furthermore, if no one has purchased at least $1 million worth of Jubb's stock by September 30, 1999, Jubb may elect, in his sole discretion, to waive his right to the continued consulting fee payments promised to him in Article One, Paragraph 4.c(2) above. If Jubb waives that continued payment right, then his covenants in this Paragraph 9 shall automatically terminate as of the date on which Company's chairman of the board receives that written waiver.

                                       13.

          d.   Reasonableness of These Covenants. Jubb hereby acknowledges and
               ---------------------------------
agrees that, if at least $1 million worth of his shares are purchased by any person, that conveyance shall be deemed to convey a substantial ownership interest in Company and to be a transfer of a substantial portion of Company's goodwill within the meaning of California Business & Professions Code Section 16601. Jubb further acknowledges and agrees that his covenant not to compete with Company following his sale of his shares is a reasonable protection of Company's valid business interests, and that the duration and geographic scope of his covenants in this Paragraph are reasonable.

     10.  Proprietary Information. Jubb further acknowledges that while employed
          -----------------------
by Company, he has had access to, acquired or assisted in the development of confidential and proprietary information, relating to the present and anticipated business operations of Company. Jubb agrees not to disclose or communicate to anyone outside Company or to use in any way any of the above-described confidential and/or proprietary information which Jubb may have learned as a result of his employment with Company. Information shall be considered to be proprietary or confidential within the meaning of this RELEASE if California law would so deem it.

     11.  Arm's Length Agreement. Jubb hereby acknowledges
          -----------------------

                                       14.

that he has read and understands the foregoing RELEASE and that he signs it voluntarily and without coercion. Jubb further acknowledges that he was given twenty-one (21) days within which to consider this RELEASE and the opportunity to consult with an attorney of his own choosing concerning the waivers contained in this RELEASE, that he has done so and that the waivers he has made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived. Jubb further acknowledges that this RELEASE was negotiated at arms' length by him and Company and that, as a result, any ambiguity in its text shall not be construed against Company.

     12.  Right to Rescind. Jubb understands that for a period of seven (7) days
          ----------------
after signing this RELEASE he has the right to revoke it and that this RELEASE shall not become effective or enforceable until after those seven (7) days have elapsed without Company having received notice of revocation from Jubb. If Jubb elects to revoke this RELEASE, he must deliver written notice of revocation to Company's Chairman no later than 5:00 p.m. on the seventh day following his execution of this RELEASE, and he shall in that event have no right to receive any of the consideration offered by Company in this RELEASE.


                                 ARTICLE THREE
                                 -------------

                                       15.

                               MUTUAL PROVISIONS
                               -----------------


     1.   No Disparagement.
          ----------------

          a.   Covenant by Jubb. Jubb agrees that he will refrain from making
               ----------------
any representation, statement, comment or any other form of communication (hereinafter collectively referred to as "representation"), whether written or oral, to any person or entity, including but not limited to the customers, suppliers and competitors of the Company and/or its affiliates, which representation reflects any opinion, judgment, observation or representation of fact, which has the effect or tendency or could have the effect or tendency to disparage, denigrate, criticize or otherwise reflect negatively on the Company, its affiliates, and/or their products, services, officers, directors, shareholders, employees or investors.

          b.   Covenant by Company. Company agrees that its elected and
               -------------------
appointed officers and its directors will refrain from making any representation, statement, comment or any other form of communication (hereinafter collectively referred to as "representation"), whether written or oral, to any person or entity, including but not limited to the customers, suppliers and competitors of Company and/or its affiliates, which representation reflects any opinion, judgment, observation or representation of fact, which has the effect or tendency or could have the effect or tendency to disparage, denigrate, criticize or

                                       16.

otherwise reflect negatively on Jubb.

     2.   Equitable Remedies. Both parties understand that their covenants
          ------------------
contained in this RELEASE are material inducements to the other party for the making of this settlement and that, for the breach thereof, the non-breaching party will be entitled to pursue his or its legal and equitable remedies, including without limitation the right to recover damages and seek injunctive relief.

     3.   Governing Law. This RELEASE shall be deemed to have been entered into
          -------------
in the State of California and shall be construed and interpreted in accordance with the laws of that state.

     4.   Section 1542 Waiver. In addition, and in further consideration of the
          -------------------
foregoing, each party hereby expressly waives any and all rights and benefits conferred upon him or it by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:


          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                                      17.

     5.   No Extrinsic Promises. Each party acknowledges and agrees that no
          ---------------------
promises or representations were made which do not appear written herein and that this RELEASE contains the entire agreement of the parties as to the subject matter hereof.

     6.   Attorney's Fees and Costs. In the event it becomes necessary for
          -------------------------
either Company or Jubb to retain counsel to enforce any provision of this RELEASE or to commence an action for the breach thereof, the prevailing party shall have the right to recover its costs, expenses and a reasonable attorney's fee.

     7.   Severability. If any provision of this RELEASE is hereafter held to be
          ------------
invalid or unenforceable for any reason, all remaining provisions of this RELEASE shall remain valid and effective.

     8.   Assignment. Because Jubb's covenants in this RELEASE are personal
          ----------
ones, he may not assign either his rights or his obligations under this RELEASE to any other person, and any such attempted assignment shall be void. Company may assign its rights and obligations under Paragraph 4 of this RELEASE to any other person or entity, without Jubb's consent, and may assign any or all of its rights and obligations under this RELEASE to any affiliate, any successor to all or substantially all of Company's assets or any successor by merger.

                                      18.

                                   EMPLOYEE:


Date:     10/2/97                              /s/ Berni Jubb
     -------------------                       ------------------------------
                                                   Berni Jubb

                                               EMPLOYER:



Date:      9/30/97                             /s/ Michael Silton
     -------------------                       ------------------------------
                                               UniDirect Corporation
                                               By Michael Silton
                                               its Chairman of the Board

                                      19.

              AMENDMENT NO.1 TO SEPARATION AGREEMENT AND RELEASE
              --------------------------------------------------

     This Amendment No. 1 ("Amendment No. 1") to the Separation Agreement and Release of all claims (the "Separation Agreement and Release") between Rainmaker Systems, Inc. (formerly known as UniDirect Corporation and hereinafter, the "Company") and Berni Jubb, an individual residing in California (hereinafter "Jubb") is made between the Company and Jubb as of January 27, 1999.

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company and Jubb desire to amend the Separation Agreement and Release to provide for the terms and conditions of Jubb's resignation as a director of the Company.

     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Separation Agreement and Release as follows:

                                  ARTICLE ONE
                                  -----------

              AMENDMENTS TO THE SEPARATION AGREEMENT AND RELEASE
              --------------------------------------------------

     1. Section 4.b. of Article One of the Separation Agreement and Release is amended and restated as follows:

          "b.  Terms of Purchase If Jubb's Shares Are Acquired Between October
               ---------------------------------------------------------------
1, 1998 and September 30, 1999. If no one has purchased at least $1 million
- ------------------------------
worth of Jubb's shares by September 30, 1998, then Company shall continue to pay Jubb the consulting fee described in Paragraph 1 above, at the times there specified, until the earlier of (1) September 30, 1999 or (2) the date on which any person has purchased at least $1 million worth of Jubb's shares. If that purchase occurs by September 30, 1999, then Jubb shall reimburse Company an amount which is $50,000 less than the total net (after tax) consulting payments which he has received from Company between October 1, 1998 and the date on which he receives full payment for his purchased shares."

     2. Sections 10 and 11 of Article One of the Separation Agreement and Release are added as follows:

          "10. Loan Upon Resignation As Director. On the effective date of
               ---------------------------------
Jubb's resignation as a director of Company, Company shall provide Jubb with an interest-free loan in the amount of $100,000, which amount shall be repaid by Jubb from proceeds received by Jubb in the Redemption (as defined and described in that certain Stock Purchase Agreement to be entered into by Company and the investors in Series C Convertible Participating Preferred Stock named therein). Jubb hereby authorizes Company to withhold $100,000 of the proceeds to be received by Jubb in the Redemption to satisfy that debt.

          11.  Vesting of Jubb's Options. On the effective date of Jubb's
               --------------------------
resignation as a director of Company, Jubb's options to purchase 10,000 shares of Company's Common Stock (which options were received by Jubb for his services as a director) shall be fully vested and shall no longer be subject to Company's right of repurchase. Such shares will remain subject to all other transfer restrictions set forth in the stock purchase agreement deliverable by Jubb upon exercise of his options."

     3. Section 1.b. of Article Two of the Separation Agreement and Release is amended and restated as follows:

          "b.  Continued Service on Board. Jubb shall remain on Company's board
               --------------------------
of directors for the remainder of his current term, and may stand for re-election for future terms to the extent permitted by Company's articles and bylaws. Jubb shall promptly resign from the board upon the earlier to occur of
(i) February 5, 1999 or (ii) the date on which Jubb no longer owns at least five percent of the Company's capital stock on a fully-diluted basis."

                                  ARTICLE TWO
                                  -----------

                EFFECT ON THE SEPARATION AGREEMENT AND RELEASE
                ----------------------------------------------

     Except as specifically amended above, the Separation Agreement and Release shall remain in full force and effect and is hereby ratified and confirmed. In addition, in consideration of the payments and other promises made by Company in this Amendment No. 1, Jubb covenants that the general release provided for in
Section 5 of Article Two of the Separation Agreement and Release shall apply to any matter arising at any time up through the date of his execution of this Amendment No. 1, including any Claims, whether or not now known or ascertained, which heretofore do or may exist.

                                 ARTICLE THREE
                                 -------------

                                 COUNTERPARTS
                                 ------------

     This Amendment No. 1 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer to execute, this Amendment No. 1 as of the date first written above.

                                             EMPLOYEE


                                             /s/ Berni Jubb
                                             -------------------------------
                                             Berni Jubb
                                             5/th/ February 1999

                                             EMPLOYER


                                             _________________________________
                                             Rainmaker Systems, Inc.
                                             By Michael Silton
                                             Chairman, Chief Executive Officer
                                             and President

                   PROMISSORY NOTE AND SECURITY AGREEMENT

$100,000                                                      February 5, 1999

FOR VALUE RECEIVED, Bernard P. Jubb ("Borrower"), agrees to pay to RAINMAKER SYSTEMS, INC., a California corporation (the "Company"), principal office at 1800 Green Hills Road, 2nd Floor, Scotts Valley, California 95066 the principal sum of One Hundred Thousand Dollars ($100,000).

The principal owing hereunder shall be paid upon the date which shares of the Company's common stock held by Borrower are repurchased by the Company (the "Redemption"). Borrower agrees that Company may withhold such amount of Borrower's proceeds from the Redemption as repayment of the principal amount due hereunder.

PAYMENT OF THIS NOTE IS SECURED BY 60,975 SHARES (THE "PLEDGED SHARES") OF COMMON STOCK OF THE COMPANY HELD BY BORROWER.

As security for the payment and performance of this Note and Security Agreement, Borrower hereby pledges, assigns, transfers, hypothecates and sets over to the Company, and hereby grants to the Company a security interest in, all of Borrower's right, title and interest in, to and under (i) the Pledged Shares and
(ii) all rights, interests and claims with respect to the Pledged Shares, in each case whether presently existing or owned or hereafter arising or acquired and wherever located.

Borrower agrees that this Note and Security Agreement shall create a continuing security interest in and pledge of the Pledged Shares.

Borrower represents and warrants (a) that this Note and Security Agreement is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; (b) the Borrower is the legal and beneficial owner of the Pledged Shares and has and will have good and marketable title to the Pledged Shares, subject to no lien; and (c) no approval or consent of any other person or entity is required for the due execution, delivery or performance of this Note and Security Agreement.

Borrower agrees that (a) he will not surrender or lose possession of (other than to Borrower or, with the prior consent of Borrower), exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Shares or any right, title or interest in the Pledged Shares; (b) he will not create, incur or permit to exist any liens upon the Pledged Shares, other than the security interest of and pledge to the Company created by this Note and Security Agreement; (c) any breach of the foregoing covenants will constitute an event of default under which Borrower may declare the amount due hereunder to be immediately due and payable; and (d) Borrower shall have, in addition to all other rights and remedies granted to it in this Note and Security Agreement, all rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws (from now until the end of time and beyond).

This Note and Security Agreement shall be binding on Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Company, any future holder of this Note and Security Agreement and their respective successors and assigns. Borrower may not assign or transfer this Note and Security Agreement or any of its obligations hereunder without the Company's prior written consent.

THIS NOTE AND SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF CALIFORNIA.


                                            /s/ Bernard P. Jubb
                                            ---------------------------------
                                            Bernard P. Jubb
                                            February 5/th/ 1999


ACCEPTED AND AGREED TO:

RAINMAKER SYSTEMS, INC.



By:______________________
   Name:
   Title: